                                                                    EXHIBIT 10.1


                      SECOND AMENDMENT TO CREDIT AGREEMENT


         THIS SECOND AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of November 5, 1998 (the "Effective Date"), is among DAVE & BUSTER'S, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Borrower"), each of the banks or other lending institutions which is a signatory hereto (individually, a "Bank" and, collectively, the "Banks") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, formerly known as Texas Commerce Bank National Association, individually as a Bank and as agent for itself and the other Banks (in its capacity as agent, together with its successors in such capacity, the "Agent").

                                    RECITALS:

         Borrower, certain of the Banks and Agent have entered into that certain Credit Agreement dated as of May 21, 1997 (as amended by that certain First Amendment to Credit Agreement dated as of February 4, 1998, the "Agreement").

         The Borrower has requested an increase in the commitments provided under the Agreement. To accommodate such request and subject to the terms hereof, (i) certain of the Banks that are parties to the Agreement prior to the Effective Date will assign to NationsBank, N.A. and Bank One, Texas, N.A. (together the "New Banks") a portion of their respective interests in the rights and obligations under the Agreement making the New Banks parties to, and "Banks" under, the Agreement; (ii) the Revolving Commitments will be increased; and
(iii) the Agreement will otherwise be amended as provided herein.

         NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

         Section 1.1 Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

                                   ARTICLE II

                                   Amendments

Effective as of the Effective Date, the Agreement is amended as follows:

         Section 2.1 Amendment to "Revolving Commitment". The definition of "Revolving Commitment" in Section 1.1 is amended to read in its entirety as follows:

         "Revolving Commitment" means, as to each Bank, the obligation of such Bank to make advances of funds and purchase participation interests in (or with respect to the Agent as a Bank, hold other interests in) Letters of Credit in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Bank on Schedule 15, or, if applicable, the amount determined in accordance with the most recent Assignment and Acceptance executed by the Bank, as the same may be reduced or terminated pursuant to Section 2.6 or 11.2. The aggregate amount of the Revolving Commitments of all Banks equals the total set forth on Schedule 15.

         Section 2.2 Amendment to "Revolving Termination Date". The definition of "Revolving Termination Date" in Section 1.1 is amended to read in its entirety as follows:

         "Revolving Termination Date" means May 29, 2001, or such earlier or later date on which the Revolving Commitments terminate as provided in this Agreement.

         Section 2.3 Amendment to Section 3.2. The chart in Section 3.2 is amended to read in its entirety as follows:

=============================================       ================= ================== =================
Leverage Ratio                                         Base Margin      Commitment Fee   Eurodollar Margin
=============================================       ================= ================== =================
Greater than or equal to 2.50                             0.50%             0.375%             2.00%
---------------------------------------------       ----------------- ------------------ -----------------
Greater  than or equal to 2.00 but less than 2.50         0.25%             0.375%             1.75%
---------------------------------------------       ----------------- ------------------ -----------------
Greater  than or equal to 1.50 but less than 2.00         0.00%             0.25%              1.50%
---------------------------------------------       ----------------- ------------------ -----------------
Less than 1.50                                            0.00%             0.25%              1.25%
=============================================       ================= ================== =================

         Section 2.4 Amendment to Article 7. Article 7 is amended to add
Section 7.24 to read in its entirety as follows:

         7.24 Year 2000. Any reprogramming required to permit the proper functioning without Material Adverse Effect, in and following the year 2000, of (i) the Borrower's and the Subsidiaries' computer systems and
         (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which Borrower's or any Subsidiary's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by June 30, 1999. The cost to the Borrower of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Borrower and the Subsidiaries (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Borrower and the Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Borrower to conduct its business without Material Adverse Effect.

         Section 2.5 Amendment to Section 9.4. Section 9.4 is amended to read in its entirety as follows:

         Section 9.4 Restrictions on Dividends and other Distributions. The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or other equity interest of the Borrower now or hereafter outstanding. The Borrower will not and will not permit any Subsidiary to directly or indirectly declare, order, pay, make or set apart any sum for (a) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or other equity interest of the Borrower or any Subsidiary now or hereafter outstanding; or (b) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of stock or other equity interest of the Borrower or any Subsidiaries now or hereafter outstanding; except that if no Default exists or would result therefrom, Borrower may repurchase its capital stock, provided that the aggregate amount of consideration paid to repurchase such capital stock during the entire term of this Agreement shall not exceed Two Million Five Hundred Thousand Dollars ($2,500,000).

         Section 2.6 Amendment to Section 9.11. Section 9.11 of the Agreement is amended to read in its entirety as follows:

         Section 9.11 New Business Locations. No more than the Authorized Number of new retail business locations shall be opened by Borrower and the Subsidiaries during any four (4) Fiscal Quarter period as determined as of the end of each Fiscal Quarter. The "Authorized Number" for any four
         (4) Fiscal Quarter period shall be equal to the number set forth below opposite the applicable four (4) Fiscal Quarters:

            Any Four (4) Fiscal Quarters                         Number
    Ending During the Periods Set Forth Below
===================================================       ======================
January 31, 1998 through January 31, 1999                          5
---------------------------------------------------       ----------------------
February 1, 1999 through January 30,  2000                         6
---------------------------------------------------       ----------------------
January 31, 2000 through August 1, 2001                            8
---------------------------------------------------       ----------------------

         Section 2.7 Amendment to Section 10.2. Section 10.2 is amended as follows:

         (i) The first sentence of Section 10.2 is amended to read in its entirety as follows:

         As of the end of each Fiscal Quarter during the periods set forth below, the Borrower shall not permit the ratio of Adjusted Debt to Adjusted EBITDA to exceed the ratio set forth below opposite the applicable period:

                Period                                       Ratio
=============================================== ================================
Closing Date through January 31, 1999                     2.50 to 1.00
----------------------------------------------- --------------------------------
February 1, 1999 and thereafter                           2.85 to 1.00
----------------------------------------------- --------------------------------

         (ii) The definition of "Adjusted EBITDA" in Section 10.2 is amended to read in its entirety as follows:

         "Adjusted EBITDA" means, as of the end of any Fiscal Quarter, the sum of (a) the EBITDA calculated for the four (4) Fiscal Quarters ending on the date of determination, plus (b) the Operating Lease Expenses for the four (4) Fiscal Quarters ending on the date of determination, plus
         (c) pre- opening expenses incurred on or after February 1, 1999 that are attributable to establishing new retail business locations and that were subtracted in calculating Adjusted Net Income in accordance with GAAP for the four (4) Fiscal Quarters ending on the date of determination; provided, however, that the maximum aggregate amount of such pre-opening expenses that may be added to EBITDA pursuant to this clause (c) during the entire term of this Agreement for any one retail business location is One Million Two Hundred Thousand Dollars ($1,200,000), plus (d) for measurement periods that include the Fiscal Quarter ending on January 31, 1999, the amount of the one-time, non-cash expense that was subtracted in calculating Adjusted Net Income during such Fiscal Quarter in recognition of the cumulative effect of the change in accounting principles required under the American Institute of Certified Public Accountants Statement of Position referred to as "SOP 98-5".

         Section 2.8 Amendment to Exhibit E. Exhibit E is amended in its entirety to read as set forth on Exhibit E attached hereto.

         Section 2.9 Schedule 15 added. Schedule 15, as set forth on Annex A hereto, is added to the Agreement immediately after Schedule 9.5.

                                   ARTICLE III

                            Assignment and Acceptance

         Section 3.1 Assignment. Subject to the satisfaction of the conditions set forth herein and effective on the Effective Date but immediately before the effectiveness of the amendment to the definition of "Revolving Commitment" provided for herein, each Existing Bank sells and assigns to the New Bank identified opposite its name on Annex B hereto without recourse, representation or warranty except as specifically set forth herein, and each New Bank purchases and assumes from the Existing Bank identified opposite its name on Annex B hereto an interest in the applicable Existing Bank's rights and obligations under the Agreement and the other Loan Documents equal to the Assigned Percentage (each such assignment herein an "Assignment"). The term "Assigned Percentage" means with respect to any Existing Bank, the percentage interest identified opposite the applicable Existing Bank in Annex B hereto under the meaning "Assigned Percentage" with the Assigned Percentage being calculated not as a percentage of the Existing Bank's Revolving Commitment but as a percentage of the aggregate Revolving Commitments before giving effect to this Amendment. The rights and obligations assigned pursuant to each Assignment include, without limitation, the Assigned Percentage of the Revolving Commitment on the Effective Date and the Assigned Percentage of the Revolving Loans and Letter of Credit Liabilities outstanding on the Effective Date. On the Effective Date, each New Bank shall make available to the Agent for the benefit of each Existing Bank that has made an assignment to it hereunder (each such Existing Bank applicable to a New Bank herein an "Assignor Bank") in immediately available funds an amount equal to the sum of the Assigned Percentages of such New Bank set forth on Annex B hereto multiplied by the aggregate amount of the Revolving Loans outstanding on the Effective Date (the "Purchase Price"). A New Bank's payment of its Purchase Price is a condition to the effectiveness of the Assignment relating thereto. Each such payment by a New Bank shall a Base Rate Account, unless a New Bank is advised otherwise in accordance with the notice provisions in the Agreement on the Effective Date. On the Effective Date the Agent shall transfer to each of the Assignor Banks the Purchase Price due to them to the extent received by the Agent.

         Section 3.2 Assignor Bank Representations and Disclosures. Each Assignor Bank (i) represents to each New Bank to which it is making an Assignment that as of the Effective Date and before giving effect to this Amendment, its Commitment Percentage equals the percentage set forth opposite its name on Annex B hereto under the heading "Existing Commitment Percentage" and the aggregate amount of the Revolving Commitments is Fifty Million Dollars ($50,000,000.00);(ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any other Loan Document, other than that it is legally authorized to enter in this Amendment, it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Obligated Party or the performance or observance by the Borrower or any Obligated Party of any of their obligations under the Agreement or any other Loan Document.

         Section 3.3 New Bank Representations and Agreements. Each Bank (i) represents and warrants to each of its Assignor Banks and to Agent that it is legally authorized to enter into this Amendment; (ii) confirms that it has received a copy of the Agreement and the other Loan Documents, together with copies of the most recent financial statements delivered pursuant to Section 8.1 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (iii) agrees that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and the other Loan Documents; (iv) appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement and the other Loan Documents are required to be performed by it as a Bank.

         Section 3.4 Effectiveness. The Assignments are consented to and accepted by the Borrower, the Obligated Parties and the Agent for purposes of
Section 13.8 of the Agreement and are effective in accordance with the terms hereof. From and after the Effective Date, (i) each New Bank shall be a party to the Agreement and shall have the rights and obligations of a Bank thereunder and under the other Loan Documents, (ii) each Existing Bank shall, to the extent of the Assignments provided in this Article 3, relinquish its rights and be released from its obligations under the Agreement and the other Loan Documents, and (iii) the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees, and other amounts) to the applicable New Bank.

         Section 3.5 Exchange of Notes; New Commitments. Borrower agrees to exchange the Assignor Banks' existing Revolving Notes for new Revolving Notes payable to the order of each Bank in amounts equal to the Revolving Commitments of each such Bank after giving effect to this Amendment.

         Section 3.6 Address for Notices. For purposes of Section 13.13 of the Agreement, the "Address for Notices" and "Applicable Lending Office" for each New Bank is as set forth on the signature pages hereto.

         Section 3.7 Outstandings. The Agent agrees to advise each Bank on the Effective Date of the Revolving Loans and Letters of Credit outstanding on the Effective Date as reflected in its records and the Purchase Price due from each New Bank.

                                   ARTICLE IV

                              Conditions Precedent

         Section 4.1 Conditions. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent on or before November 5, 1998:

         (a) Agent shall have received all of the following, each dated (unless otherwise indicated) the date of this Amendment, in form and substance satisfactory to Agent and in sufficient numbers for each of the Banks:

         (i) Resolutions. Resolutions of the duly authorized Board of Directors of each of the Borrower and each Obligated Party certified by their respective duly authorized officers, which authorize such company's execution, delivery, and performance of this Amendment, the Revolving Notes executed pursuant hereto and all other documents related to the Amendment (collectively, the "Amendment Documents") to which such company is a party;

         (ii) Incumbency Certificate. A certificate of incumbency certified by a duly authorized officer of each of the Borrower and each Obligated Party certifying to the name of each of such company's respective officers who are authorized to sign the Amendment Documents together with specimen signatures of each such officers;

         (iii) Articles of Incorporation. The articles of incorporation (or similar governing document) of the Borrower and each Obligated Party, certified by the Secretary of State of the state of such company's incorporation (or the other appropriate governmental officials of such company's jurisdiction of organization) and dated a current date;

         (iv) Bylaws. The bylaws of the Borrower and each Obligated Party, certified, respectively, by such company's duly authorized officer;

         (v) Governmental Certificates. Certificates of the appropriate government officials of the respective states of organization of the Borrower and each Obligated Party as to such company's existence and good standing;

         (vi) Notes. The Revolving Notes in the amount of the new Revolving Commitments executed by the Borrower;

         (vii) Opinion of Counsel. A favorable opinion of legal counsel to the Borrower and each Obligated Party as to such matters relating to the Amendment Documents as the Agent may reasonably request; and

         (viii) Additional Information. Such additional documents, instruments and information as Agent may request; and

         (b) The Banks shall have received (i) the fees payable under that certain fee letter from Agent to Borrower dated October 9, 1998, and (ii) all unpaid interest, commitment and letter of credit fees that have accrued as of the Effective Date;

         (c) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made on the date hereof;

         (d)  No Default shall have occurred and be continuing; and

         (e) All proceedings taken in connection with the transactions contemplated by the Amendment Documents and other legal matters incident thereto shall be satisfactory to Agent.

                                     ARTICLE V

                  Ratifications, Representations and Warranties

         5.1 Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Borrower, Agent and the Banks agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms. Borrower acknowledges that the Revolving Notes executed pursuant to this amendment are "Revolving Notes" under the Agreement and that the Debt evidenced thereby is included within the "Obligations" secured by the Borrower Pledge Agreement.

         5.2 Representations and Warranties. Borrower hereby represents and warrants to Agent and the Banks that (i) the execution, delivery and performance of this Amendment, the Revolving Notes, and the other Amendment Documents are within Borrower's and the Obligated Parties' power and authority, have been authorized by all requisite action on the part of Borrower and the Obligated Parties and will not violate the articles of incorporation or similar governing documents of Borrower or any of the Obligated Parties nor violate or conflict with, or result in a breach of, or require any consent under any applicable law, rule, or regulation or any order, writ, injunction, or decree of any Governmental Authority or arbitrator or any material agreement or instrument to which Borrower or any Obligated Party is a party or by which the Borrower or any Obligated Party or any of their respective property is bound or subject, nor constitute a default under any such agreement or instrument, nor result in the creation or imposition of any Lien (except as provided herein) upon any of the revenues or assets of the Borrower or any Obligated Party; (ii) the representations and warranties contained in the Agreement, as amended hereby and by any other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof; (iii) no Default has occurred and is continuing; (iv) Borrower is in full compliance with all covenants and agreements contained in the Agreement, as amended hereby and in the other Loan Documents.

                                    ARTICLE VI

                                  Miscellaneous

         Section 6.1 Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

         Section 6.2 Fees and Expenses. As provided in the Agreement, Borrower agrees to pay all reasonable costs and expenses incurred by Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Amendment Documents, including without limitation the reasonable costs and fees of Agent's legal counsel.

         Section 6.3 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         Section 6.4 Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

         Section 6.5 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of Borrower, the Banks, the Agent and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Banks.

         Section 6.6 Counterparts. This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

         Section 6.7 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Bank to or for any breach of or deviation from any covenant, condition or duty by Borrower or any Obligated Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

         Section 6.8 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         Section 6.9 ENTIRE AGREEMENT. THIS AMENDMENT EMBODIES THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

         Executed as of the date first written above.

                                       BORROWER:

                                       DAVE & BUSTER'S, INC.


                                       By:
                                           -------------------------------------
                                           Charles Michel
                                           Chief Financial Officer

                                       EXISTING BANKS:

                                       CHASE BANK OF TEXAS, NATIONAL
                                       ASSOCIATION, formerly known as Texas
                                       Commerce Bank National Association,
                                       individually as a Bank and as the Agent


                                       By:
                                           -------------------------------------
                                           David L. Howard, Vice President


                                       COMERICA BANK-TEXAS


                                       By:
                                           -------------------------------------
                                           William J. Rolley
                                           Vice President


                                       GUARANTY FEDERAL BANK, F.S.B.


                                       By:
                                           -------------------------------------
                                           Name:  Robert S. Hays
                                           Title:

                                       BANKBOSTON, N.A.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                       NEW BANKS

                                       BANK ONE, TEXAS, N.A.


                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                     Address for Notices and Lending Office
                                       for Base Rate Accounts and Eurodollar
                                       Accounts
                                       1717 Main Street, 3rd Floor
                                       Dallas, Texas 75201
                                       Attn:   Chris W. Holder
                                       Phone:  214-290-4146
                                       Fax:    214-290-2305

                                       NATIONSBANK, N.A.

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                     Address for Notices and Lending Office
                                       for Base Rate Accounts and Eurodollar
                                       Accounts
                                       901 Main Street, 7th Floor
                                       Dallas, Texas 75202-3140
                                       Attn:  Dan H. Ellinor
                                       Phone: 214-508-0138
                                       Fax:   214-508-3140

Each Obligated Party consents and agrees to this Amendment, including the increase in the aggregate Revolving Commitments of the Banks, and agrees that the Loan Documents to which it is a party remain in full force and effect and continue to be its legal, valid and binding obligations enforceable against it in accordance with their respective terms. By its execution below, each Obligated Party acknowledges (a) that each guaranty executed by it and securing the payment or performance of the Borrower's obligations under the Agreement secures, among other things, the payment of the outstanding Revolving Loans as such may be increased in accordance with the terms of this Amendment and (b) that each pledge agreement or other security agreement executed by it and securing the payment or performance of its obligations under any such guaranty secures, among other things, such obligations as they may be increased, directly or indirectly, by this Amendment and the new Revolving Notes.

                                       OBLIGATED PARTIES:

                                       DANB TEXAS, INC.
                                       DAVE & BUSTER'S OF PENNSYLVANIA, INC.
                                       DAVE & BUSTER'S OF ILLINOIS, INC.
                                       DAVE & BUSTER'S OF COLORADO, INC.
                                       DAVE & BUSTERS OF FLORIDA, INC.
                                       DAVE & BUSTER'S OF GEORGIA, INC.
                                       DAVE & BUSTER'S OF MARYLAND, INC.
                                       DAVE & BUSTERS OF NEW YORK, INC.
                                       D&B REALTY HOLDING, INC


                                       By:
                                           -------------------------------------
                                           Charles Michel, Chief Financial
                                           Officer of each of the foregoing
                                           Obligated Parties

                                       DAVE & BUSTER'S OF CALIFORNIA, INC.


                                       By:
                                           -------------------------------------
                                           Alan L. Murray, Treasurer

                                       DAVE & BUSTER'S I, L.P.

                                       By: Dave & Buster's, Inc., its general
                                           partner


                                       By:
                                           -------------------------------------
                                           Charles Michel,
                                           Chief Financial Officer

                                     ANNEX A
                                       to
                              DAVE & BUSTER'S, INC.
                      SECOND AMENDMENT TO CREDIT AGREEMENT

                                   Schedule 15

                                   SCHEDULE 15
                                       TO
                              DAVE & BUSTER'S, INC.
                                CREDIT AGREEMENT

                              Revolving Commitments


                                                             Revolving
                Bank                                         Commitment
                ----                                         ----------
Chase Bank of Texas, National Association                   $ 20,000,000
Comerica Bank - Texas                                       $ 15,000,000
Guaranty Federal Bank, F.S.B.                               $ 15,000,000
BankBoston, N.A.                                            $ 15,000,000

NationsBank, N.A.                                           $ 20,000,000

Bank One, Texas, N.A.                                       $ 15,000,000
                                                            ------------
        TOTAL                                               $100,000,000
                                                            ============

                                     ANNEX B
                                       to
                              DAVE & BUSTER'S, INC.
                      SECOND AMENDMENT TO CREDIT AGREEMENT


                                                            EXISTING
                                                           COMMITMENT    ASSIGNED
EXISTING BANK                            NEW BANK          PERCENTAGE   PERCENTAGE
--------------------               ---------------------   ----------   ----------
1. BankBoston, N.A.                NationsBank, N.A.           20%           5%
2  Guaranty Federal Bank, FSB      NationsBank, N.A.           20%           5%
3. Chase Bank of Texas,            NationsBank, N.A.           30%          10%
     National Association
4. Comerica Bank-Texas             Bank One, Texas, N.A.       30%          15%

                                   EXHIBIT "E"
                                       to
                             DAVE & BUSTER'S, INC.
                                SECOND AMENDMENT
                                       TO
                                CREDIT AGREEMENT

                             Compliance Certificate

                             COMPLIANCE CERTIFICATE
                                     for the
                        quarter ending ________ __, ____

                        NOTE: THIS COMPLIANCE CERTIFICATE
                   REQUIRES A CHANGE IN THE MARGIN AND FEES AS
                              SET OUT IN SECTION 11
                                  __ YES __ NO

To:      Chase Bank of Texas,
         National Association, as agent
         1111 Fannin, 9th Floor MS46
         Houston, Texas  77002

         with a copy to

         12875 Josey Lane
         Dallas, Texas  75234

         and each Bank

Ladies and Gentlemen:

         This Compliance Certificate (the "Certificate") is being delivered pursuant to Section 8.1(c) of that certain Credit Agreement (as amended, the "Agreement") dated as of May 21, 1997 among DAVE & BUSTER'S, INC. (the "Borrower"), CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (formerly known as Texas Commerce Bank National Association), as agent, and the Banks named therein. All capitalized terms, unless otherwise defined herein, shall have the same meanings as in the Agreement. All the calculations set forth below shall be made pursuant to the terms of the Agreement.

         The undersigned, an authorized financial officer of the Borrower in his capacity as such financial officer and not in his individual capacity, does hereby certify to the Agent and the Banks that:

1.       DEFAULT.

No Default has occurred and is continuing or, if a Default has occurred and is continuing, I have described on the attached Exhibit "A" the nature thereof and the steps taken or proposed to remedy such Default.

                                                                                        Compliance
                                                                                        ----------
2.       SECTION 8.1 - FINANCIAL STATEMENTS AND RECORDS

         (a) Annual audited financial statements of Borrower on a                     Yes   No    N/A
consolidated basis within 90 days after the end of each Fiscal Year end
(together with Compliance Certificate).

         (b) Quarterly unaudited financial statements of Borrower on a                Yes   No    N/A
consolidated basis within 45 days after each Fiscal Quarter end (together with
Compliance Certificate).


COMPLIANCE CERTIFICATE - Page 2

3. SECTION 9.1 - DEBT

No Additional Debt except:

         (a) Purchase money not to exceed:                                         $750,000

Actual Outstanding:                                                                $_______     Yes     No

         (d) Other Debt not to exceed:                                             $250,000

Actual Outstanding:                                                                $_______     Yes     No

4. SECTION 9.5 - INVESTMENTS

         (a) Basket of other permitted investments, loans, etc. not to exceed:     $250,000

         (b) Actual book value:                                                    $_______     Yes     No

5. SECTION 9.8 - ASSET DISPOSITIONS

         (a) Asset dispositions (other than dispositions of obsolete, worn-out etc., assets) not to exceed $250,000 in any four (4) consecutive Fiscal Quarters
(based on the book value of the assets sold).

         (b) Actual book value of assets disposed of in the last four (4)          $_______     Yes     No
Fiscal Quarters.

6. SECTION 9.11 - NEW BUSINESS LOCATIONS

         (a) No more than the Authorized Number of new retail locations opened in any four (4) Fiscal Quarters.

             (i) Authorized Number                                                 ________

         (b) Current retail locations opened within past 4 Fiscal Quarters:

             1. __________________

             2. __________________

             3. __________________

             4. __________________

             5. __________________

             6. __________________

             7. __________________

             8. __________________

Total                                                                              ________     Yes     No

7. SECTION 10.1 - CONSOLIDATED  NET WORTH

         (a) Consolidated Tangible Net Worth as of ________________                $_______

         (b) Positive consolidated net income for current Fiscal Quarter (if
positive)                                                                          $_______

         (c) Aggregate positive consolidated net income (for each) Fiscal
Quarter since February 2, 1997 (excluding current Fiscal Quarter)                  $_______


         (d) 7(b) + 7(c) =                                                         $_______

         (e) 50% of 7(d) =                                                         $_______

         (f) Net proceeds of the sale of all capital stock of Borrower received
since February 4, 1997                                                             $_______

         (g) Required Consolidated Tangible Net Worth: 7(a) + 7(e) + 7(f)          $_______


COMPLIANCE CERTIFICATE - Page 3

         (h) Actual Consolidated Net Worth

            (i)    Consolidated stockholders equity                               $_______

            (ii)   Stock of Borrower on Balance Sheet                             $_______

            (iii)  Goodwill                                                       $_______

            (iv)   Intellectual Property                                          $_______

            (v)    Deferred expenses                                              $_______

            (vi)   Loans and advances to stockholders, officers, etc.             $_______

            (vii)  Other intangible assets                                        $_______

            (viii) sum of (ii) through (vii) =                                    $_______

            (ix)   Consolidated Tangible Net Worth:

            (h)(i) minus (h)(viii) =                                              $_______      Yes     No

8. SECTION 10.2 -LEVERAGE RATIO

         (a) Total Debt as of Fiscal Quarter end

             (i)   borrowed money                                                 $_______

             (ii)  evidenced by notes, etc.                                       $_______

             (iii) deferred purchase price                                        $_______

             (iv)  Capital Lease Obligations                                      $_______

             (v)   total                                                          $_______

         (b) Operating Lease Expense for previous 4 Fiscal Quarters               $_______

         (c) 8(b) x 8 =                                                           $_______

         (d) 8(a)(v) + 8(c) =                                                     $_______

         (e) Consolidated net income as of Fiscal Quarter end for last 4 Fiscal
Quarters                                                                          $_______

             (i)   Net Income                                                     $_______

             (ii)  Income of Person not received in a cash distribution

             (iii) Extraordinary, non-cash, nonrecurring or nonoperating          $_______
increase or gains

             (iv)  Sum of (ii) and (iii)                                          $_______

             (v)   Total (i) minus (iv)                                           $_______

         (f) provisions for tax                                                   $_______

         (g) benefit from tax                                                     $_______

         (h) Interest Expense                                                     $_______

         (i) amortization                                                         $_______

         (j) depreciation                                                         $_______

         (k) Total Pre-Opening Expenses (limited to $1,200,000 per location)      $_______

         (l) SOP 98-5 one time charge (added only if Fiscal Quarter ending on
January 31, 1999 included)                                                        $_______

         (m) EBITDA: 8(e)(v) + 8(f) - 8(g) + 8(h) + 8(i) + 8(j)+ 8(k) + 8(l)      $_______

         (n) Adjusted EBITDA: 8(m) + 8(b) =

         (o) Adjusted Debt to Adjusted EBITDA ratio (8(d) a 8(n))                 $_______

         (p) Maximum Adjusted Debt to Adjusted EBITDA ratio                       $_______

                                                                                  ____ : 1.00
                                                                                  2.50 : 1.00   Yes     No

9. SECTION 10.3 - FIXED CHARGE COVERAGE

         (a) Cash Flow for last 4 Fiscal Quarters

             (i)   EBITDA (from 8(m))                                             $_______

             (ii)  8(i) + 8(j)                                                    $_______

             (iii) Operating Lease Expenses for the last 4 Fiscal Quarters

             (iv)  Cash Flow: (9(a)(i) - 9(a)(ii) + 9(a)(iii)) =                  $_______

         (b) Fixed Charges for last 4 Fiscal Quarters

             (i)   Interest Expense paid in cash                                  $_______


COMPLIANCE CERTIFICATE - Page 4

             (ii)  Operating Lease Expense (9(a)(iii))                            $_______

             (iii) Total 9(b)(i) + 9(b)(ii)                                       $_______

         (c) Actual Fixed Charge Coverage: 9(a)(iv) a 9(b)(iii)=                  ________

         (d) Minimum Fixed Charge Coverage                                        :1.00         Yes     No
                                                                                  2.25:1.00

10. SECTION 10.4 - CAPITAL EXPENDITURES

         (a) Per location Capital Expenditure Limit $15,000,000

         (b) Current new retail locations under development:

                 Location       Capital Expenditures
                 --------       --------------------

             (i)  ___________    $________________                                              Yes      No

             (ii) ___________    $________________                                              Yes      No

             (iii)___________    $________________                                              Yes      No

             (iv) ___________    $________________                                              Yes      No

11. DETERMINATION OF MARGIN AND FEES

         (a) Adjusted Debt to Adjusted EBITDA Ratio (from 8(o))

         (b) Adjustment to margin and fees required by Section 3.2?               :1.00         Yes      No

         (c) If adjustment required, set forth below new margins and fees in accordance with Section 3.2:

             (i)      Base Margin

             (ii)     Commitment Fee Rate                                         _______%

             (iii)    Libor Rate Margin                                           _______%

                                                                                  _______%

12. SECTION 8.10(d) - PLEDGE OF EQUIPMENT PARTNERSHIPS

         (a) Gross revenue from Equipment Partnerships for trailing 4 quarters    $_________

         (b) Borrower gross revenue for trailing 4 quarters                       $_________

         (c) 12(a) a 12(b) =                                                      ._______

         (d) Pledge required (?)  (i.e., if greater than .15)                                   Yes      No

13. ATTACHED SCHEDULES

Attached hereto as schedules are the calculations supporting the computation set forth above in this Certificate. All information contained herein and on the attached schedules is true and correct.

14. FINANCIAL STATEMENTS

The financial statements attached hereto were prepared in accordance with GAAP (or the generally accepted accounting principles of the jurisdiction of organization of the applicable Person) and fairly present (subject to year end audit adjustments) the financial conditions and the results of the operations of the Persons reflected thereon, at the date and for the periods indicated therein.



         IN WITNESS WHEREOF, the undersigned has executed this Certificate effective this _______ day of _____________, _______.


                                                 DAVE & BUSTER'S, INC.

                                                 By:
                                                    --------------------------
                                                 Name:
                                                      ------------------------
                                                 Title:
                                                       -----------------------
COMPLIANCE CERTIFICATE - Page 5